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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
June 29, 2004

ABERDENE MINES LIMITED
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109
(Address of principal executive offices and Zip Code)

(702) 873-3488
(Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

99.1	Press Release

ITEM 9. REGULATION FD DISCLOSURE

Aberdene Mines Limited announced that it has acquired from Cruson & Pansze, Geologists, LLC, the rights to exploration data pertaining to certain mineral properties located in the Tuscarora Mining District, Nevada. Cruson & Pansze is located in Golden, Colorado, and is a full service, geological consulting and contracting firm. This data consists of maps, reports, drill logs, sample results, and other exploration data which has been compiled from exploration work carried out in the area by Cruson & Pansze on behalf of its clients.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of July, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President, Principal Executive Officer,
Treasurer and Principal Financial Officer